STATE OF NORTH CAROLINA                             ASSIGNMENT OF
                                              CONTRACT FOR THE PURCHASE
COUNTY OF WAKE                                AND SALE OF REAL PROPERTY


      This Assignment Of Contract For The Purchase And Sale Of Real Property (the "Assignment") is made and entered into as of the Effective Date as set forth in Paragraph 11 hereof, by and between DIVERSIFIED RESOURCES GROUP, INC., a Utah Public Company, as Assignor, and MATHENY DEVELOPMENT, LLC, a North Carolina Limited Liability Company, as Assignee.

                             W I T N E S S E T H:

      WHEREAS, Assignor has entered into that certain Contract For The Purchase And Sale Of Real Property, dated April 8, 1999, as amended by: (i) that certain First Amendment To Contract For The Purchase And Sale Of Real Property dated ________________; (ii) that certain letter dated 10/28/99 from Richard W. Moore to Howard P. Satisky; and (iii) that certain letter dated 02/01/00 from Matheny Development, LLC, to David C. Falk, Sr. (collectively, the "Contract"), by virtue of which Assignor agreed to purchase from PCF Falls, LLC ("PCF"), and PCF agreed to sell to Assignor approximately 607.74 acres of real property located in Wake County, North Carolina, which property is more fully described in the Contract (the "Property");

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      WHEREAS, by virtue of that certain Assignment Of Contract For The Purchase
And Sale Of Real Property dated __________ (the "First Assignment"), Assignee has previously assigned its rights under the Contract to Assignor;

      WHEREAS, Assignor now desires to assign its rights and delegate its obligations under the Contract to Assignee, and Assignee desires to accept such assignment and delegation;

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Assignment. Subject to the fulfillment by Assignee of its obligations hereunder, Assignor does hereby sell, assign, transfer and convey to Assignee, without recourse, all of Assignor's right and interest in and delegate all of Assignor's obligations as Buyer under the Contract.

       2. Acceptance And Assumption. By execution hereof, Assignee accepts such assignment and assumes and agrees to faithfully perform all duties, obligations and liabilities of Assignor under the Contract, including, but not limited to, the obligation to pay the extension fees required by Paragraph 8 of the Contract, to pay the Purchase Price, and to faithfully perform all of its obligations under this Assignment.

       3. Notice To PCF. Within five (5) business days after execution of this Assignment by both parties, Assignor shall give PCF notice of this Assignment (without disclosing the terms thereof) as required by Paragraph 13(f) of the Contract.

     4. Consideration. As the consideration to be given by Assignee to Assignor for this Assignment, Assignee agrees that, at the time of Assignee's closing of its purchase of the Property pursuant to the Contract:

            a. By virtue of such closing, Assignee shall be deemed to have forgiven $1,250,000.00 of Assignor's debt to Assignee as set forth in Paragraph 4.a of the First Assignment. Assignee agrees to execute such documents evidencing such forgiveness as are reasonably requested by Assignor. At Closing, Assignor will issue to Assignee 37,500,000 shares of the restricted common stock of Assignor in satisfaction of the remainder of such debt.

            b. By virtue of such closing, Assignee shall be deemed to have forgiven one-third of the $1.25 million due Sagedale Farms, LLC ("Sagedale"), under that certain Promissory Note from Assignor to Sagedale. Assignee agrees to execute and to cause Sagedale to execute such documents evidencing such forgiveness as are reasonably requested by Assignor.

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          c.   Assignee  shall  reimburse  Assignor all sums paid by Assignor to extend the Contract.

          d. Assignee shall pay to Assignor, by wire transfer, the sum of One Million Dollars ($1,000,000.00)

5. Representations Of Assignor. Assignor hereby represents and warrants to Assignee as follows:

          a. Assignor is a public stock company organized and in good standing under the laws of the State of Utah.

          b. Assignor's execution and delivery of this Assignment and its performance of its obligations hereunder have been authorized by all necessary corporate action. The person signing this Assignment on behalf of Assignor is duly authorized to do so.

          c. The Contract constitutes the entire agreement between Assignor and PCF regarding the purchase and sale of the Property. The Contract is in full force and effect and has not been modified or amended except as set forth in the preamble hereof. Neither Assignor nor, to Assignor's knowledge, PCF is in default under the Contract and, to Assignor's knowledge, no event has occurred which, by the passage of time or otherwise, might result in a default under the Contract by either Assignor or PCF.

6. Representations Of Assignee. Assignee hereby represents and warrants to Assignee as follows:

          a. Assignee is a limited liability company organized and in good standing under the laws of the State of North Carolina.

          b. Assignee's execution and delivery of this Assignment and the performance of its obligations hereunder have been authorized by all necessary Company action. The person signing this Assignment on behalf of the Company is duly authorized to do so.

       7. Assignee's Failure To Close. If Assignee fails to close the purchase and sale of the Property for any reason other than breach of the Contract by PCF or Assignor's undisclosed breach of the Contract, and provided that Assignee is not in default under this Assignment, Assignee shall reassign the Contract to Assignor, deliver to Assignor, at no cost to Assignor, copies of all documents and things obtained or generated by Assignee in furtherance of the Contract and, upon such assignment and delivery, neither party shall have any further rights or obligations hereunder.

     8. Notices. Notices required or permitted to be given under this Assignment shall be in writing and may be: (i) hand delivered by the sender; (ii) sent by nationally-recognized overnight courier service; or (iii) sent by certified or registered mail, return receipt requested, and addressed as follows:

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If intended for ASSIGNOR:           Howard O. Davidsmeyer
                                    Chairman/CEO
                                    Diversified Resources Group, Inc.
                                    355 Interstate Boulevard
                                    Sarasota, FL 34240

If intended for ASSIGNEE:           James M. Matheny
                                    105 Fairway Valley Court
                                    Cary, NC 27513

or to such other person and/or address as either party may provide to the other in writing as provided herein for purpose of notice.

      A party sending any notice hereunder shall also send a copy to:

                              Richard W. Moore
                              Moore & Alphin, PLLC
                              3716 National Drive, Suite 100
                              Raleigh, NC  27612

      Any notice hand delivered or sent by courier service shall be deemed given and received upon actual receipt. Notice mailed as above provided shall be deemed given and received by the addressee on the third business day after the same is posted.

     9. Assignment. Assignee may not assign its rights and obligations under the Contract or this Assignment to any person or entity other than Assignor without the prior written consent of Assignor.

      10. Construction. This Assignment is a North Carolina contract and shall be interpreted and enforced in accordance with the laws of the State of North Carolina. Any action to enforce this the provisions of this Assignment shall be filed in a court of competent jurisdiction in Wake County, North Carolina.

            This Assignment embodies the entire agreement between the parties hereto with respect to the Property and the matters set forth herein. This Assignment can be modified or amended only by a document duly executed on behalf of both of the parties hereto.

            The  captions   used  herein  are  inserted  only  as  a  matter  of
convenience and for reference and in no way define, limit or describe the scope of the intent of this Assignment or any section thereof.

            Unless the context clearly intends to the contrary, words singular or plural in number shall be deemed to include the other and pronouns having a masculine or feminine gender shall be deemed to include the other. The term "person" shall be deemed to include an individual, corporation, partnership, trust, unincorporated organization, government and governmental agency or subdivision, as the context shall require.

            Notwithstanding the presumption of law whereby an ambiguity or conflict in provisions shall be construed against the drafter, the parties


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hereto hereby agree that although one party may have generated this  Assignment, each party has been afforded the opportunity to consult with counsel of its own choosing, and each has participated in the drafting of this Assignment. Therefore, such presumption shall not be applied if any provision or term of this Assignment requires judicial interpretation.

            If any term, covenant or condition of this Assignment or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remainder of the Assignment or the application of such term or provision to persons or circumstances, other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term shall be valid and enforceable to the fullest extent permitted by law, so long as such invalidity does not materially adversely affect the consideration to be given by Assignee to Assignor hereunder.

     11. Effective Date. The Effective Date of this Assignment shall be the last date upon which it is signed by any of the signatories thereto, as shown by the date of each party's execution set forth below.


      IN WITNESS WHEREOF, the parties have each executed this Assignment under seal, as of the day and year first above written.



ASSIGNOR:

DIVERSIFIED RESOURCES GROUP, INC.   (Corporate Seal)

By:   _________________________________               _________________________
      ___________________________(Name)               Date
      ____________________________(Title)



ASSIGNEE:

MATHENY DEVELOPMENT, LLC            (Seal)

By:   _________________________________               ________________________
      James M. Matheny, Manager                             Date


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